EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO: Cyberlux Corporation

            As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 17, 2005 relating to the financial statements of Cyberlux Corporation appearing in the Prospectus.


                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                    Russell Bedford Stefanou Mirchandani LLP


New York, New York
September 27, 2005